Exhibit 10.1

SHARE EXCHANGE AGREEMENT

among

ORBIT CAPITAL INC.

and

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

dated as of

December 30, 2025

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”), dated as of December 30, 2025, is entered into by and among Orbit Capital Inc., a Cayman Islands corporation (the “Shareholder”), and Lixte Biotechnology Holdings, Inc., a Delaware corporation (“PubCo”).

RECITALS

WHEREAS, pursuant to a Share Exchange Agreement dated as of November 21, 2025 (the “SEA”) entered into among PubCo, the Shareholder and Liora Technologies Europe Ltd., a corporation organized under the laws of England and Wales (the “Liora”), PubCo acquired 1,000 Ordinary Shares, aggregate nominal value 10GBP per share, of Liora (the “Shares”), which represented all of the issued and outstanding equity securities of Liora (the “Acquisition”);

WHEREAS, in consideration for the Acquisition, PubCo issued to the Shareholder 2,700 shares of PubCo’s Series C Preferred Stock (the “Series C Shares”);

WHEREAS, as of the date hereof, PubCo owns all of the issued and outstanding Shares AND Shareholder owns all of the issued and outstanding Series C Shares;

WHEREAS, Shareholder wishes to exchange all of its 2,700 Series C Shares for 700,000 shares (the “Exchanged Common Shares”) of PubCo’s common stock, $0.0001 par value per share (the “Common Stock”), and 200 of the Shares (the “Exchanged Liora Shares” and together with the Exchanged Common Shares collectively, the “Exchanged Shares”), subject to the terms and conditions set forth herein (the “Share Exchange”);

WHEREAS, subject to tax review and analysis, it is the intention of the parties that the Share Exchange shall qualify as a tax-free reorganization under Section 354 of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, the Share Exchange shall qualify as a transaction in securities exempt from registration or qualification under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), Regulation D promulgated thereunder and/or Regulation S for offers and sales of securities outside the U.S.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

The following terms have the meanings specified or referred to in this ARTICLE I:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

2

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York, New York are authorized or required by Law to be closed for business.

“Closing” has the meaning set forth in Section 2.05.

“Closing Date” has the meaning set forth in Section 2.05.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” means all contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments and legally binding arrangements, whether written or oral.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

3

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or could reasonably be expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, condition (financial or otherwise) or assets of the Company or PubCo, as the case may be, or (b) the ability of a party to this Agreement to consummate the transactions contemplated hereby on a timely basis; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which the Company or PubCo operates; (iii) any changes in financial or securities markets in general; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required or permitted by this Agreement or any action taken (or omitted to be taken) by mutual agreement of the parties hereto; (vi) any changes in applicable Laws or accounting rules, including GAAP; (vii) the public announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disasters or acts of God; (ix) any epidemics, pandemics, or disease outbreaks or any worsening thereof; or (x) any failure by the Company or PubCo to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company or PubCo, as the case may be, compared to other participants in the industries in which the Company or PubCo conducts its businesses.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

ARTICLE II

SHARE EXCHANGE

Section 2.01 Exchange. Subject to the terms and conditions set forth herein, and in reliance upon the representations, warranties, and covenants contained in this Agreement, at the Closing, Shareholder shall sell, transfer and assign to PubCo, and PubCo shall acquire from Shareholder, all of the Series C Shares, free and clear of all Encumbrances, and in exchange therefor PubCo shall issue to Shareholder the Exchanged Common Shares and shall sell, assign, transfer and assign the Exchanged Liora Shares to Shareholder. Upon the Closing, the Series C Shares transferred to PubCo shall be cancelled and no longer deemed issued or outstanding.

Section 2.02 Transactions to be Effected at the Closing.

(a) At the Closing, PubCo shall:

(i) deliver to Shareholder certificates representing the Exchanged Shares or proof of book-entry transfer of such Exchanged Shares registered in the name of Shareholder.

4

(b) At the Closing, Shareholder shall deliver to PubCo:

(i) stock certificates evidencing the Series C Shares, free and clear of all Encumbrances, duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, with all required stock transfer tax stamps affixed thereto, or duly executed instruction letters for book-entry transfer of such Series C Shares.

Section 2.03 Closing. Subject to the terms and conditions of this Agreement, the Share Exchange contemplated hereby shall take place at a closing (the “Closing”) to be held remotely by electronic exchange of documents and signatures, or at such other time or on such other date or at such other place as Shareholder and PubCo may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

ARTICLE III

Representations and warranties of sHAREHOLDer

Shareholder hereby represents and warrants to PubCo that, as of the date hereof:

Section 3.01 Organization and Authority of Shareholder. Shareholder has full power and authority to enter into this Agreement, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Shareholder of this Agreement, the performance by Shareholder of its obligations hereunder, and the consummation by Shareholder of the transactions contemplated hereby have been duly authorized by all requisite corporate or other action that is or may be required on the part of Shareholder. This Agreement has been duly executed and delivered by Shareholder, and (assuming due authorization, execution and delivery by PubCo) this Agreement constitutes a legal, valid and binding obligation of Shareholder enforceable against Shareholder in accordance with its terms.

Section 3.02 No Conflicts; Consents. The execution, delivery and performance by Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not: (a) conflict with or result in a material violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of Shareholder; (b) conflict with or result in a material violation or breach of any provision of any Law or Governmental Order applicable to Shareholder; (c) require the consent, notice or other action by any Person under, conflict with, result in a material violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Shareholder is a party or by which Shareholder is bound or to which any of its properties and assets are subject; or (d) result in the creation or imposition of any Encumbrance on the Series C Shares. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Shareholder in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.03 Ownership of Series C Shares. The Shareholder is the record and beneficial owner of the Series C Shares, free and clear of all Encumbrances

5

Section 3.04 Legal Proceedings; Governmental Orders. There are no Actions pending or, to Shareholder’s knowledge, threatened against or by Shareholder or any Affiliate of Shareholder that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred, or circumstances exist that may give rise to, or serve as a basis for, any such Action.

Section 3.05 Investment Representations.

(a) Shareholder has been given access PubCo’s filings with the United States Securities and Exchange Commission available at www.sec.gov (“SEC Filings”) and has utilized such access for the purpose of obtaining investment information about PubCo.

(b) Shareholder acknowledges that an investment in the Exchanged Shares involves a high degree of risk and each Shareholder has read and understands the SEC Filings, including the risk factors included in PubCo’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q. Shareholder is in a financial position to hold the Exchanged Shares indefinitely and is able to bear the economic risk and withstand a complete loss of an investment in the Exchanged Shares.

(c) Shareholder has obtained, to the extent Shareholder deems necessary, professional advice with respect to the risks inherent in the investment in the Exchanged Shares, the condition and business of PubCo, and the suitability of the investment in the Exchanged Shares in light of Shareholder’s financial condition and investment objectives.

(d) Shareholder, either alone or with the assistance of such Shareholder’s professional advisor(s), if any, is a sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that Shareholder is capable of evaluating the merits and risks of the prospective investment in the PubCo Common Stock.

(e) The Exchanged Shares will be acquired for investment purposes for Shareholder’s own account, not as a nominee or agent, and not with a view to the distribution of any part thereof. Shareholder has no present intention of selling, granting any participation in or otherwise distributing the same in a manner contrary to the Act, or any applicable state securities or blue sky law, and Shareholder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchanged Shares.

(f) Shareholder has been solely responsible for Shareholder’s own due diligence investigation of PubCo and its business, and Shareholder’s analysis of the merits and risks of the investment made pursuant to this Agreement, and is not relying on anyone else’s analysis or investigation of PubCo, its business or the merits and risks of the Exchanged Shares, other than professionals employed or engaged specifically by Shareholder to assist Shareholder in taking any action or performing any role relative to the arranging of the investments being made pursuant to this Agreement.

6

(g) Shareholder acknowledges and understands that the issuance of the Exchanged Shares has not been, and will not be, registered under the Act or under the securities laws of any state or other jurisdiction, and the Exchanged Shares are characterized under the Securities Act as a “restricted security” and therefore, cannot be sold or transferred unless such resale is subsequently registered under the Securities Act or an exemption from such registration is available. Shareholder represents that Shareholder is familiar with Rule 144 promulgated under the Securities Act (“Rule 144”), as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(h) Shareholder has been advised that the issuance of the Exchanged Shares is not being registered under the Securities Act or any other applicable securities laws of any country or state, and is being offered and sold pursuant to exemptions from such laws, and that PubCo’s reliance upon such exemptions is predicated in part on Shareholder’s representations contained herein. Shareholder represents that it is either (1) not a United States of America citizen or resident of any state therein or (2) is an “accredited investor” as defined under Rule 501(a) of Regulation D under the Securities Act, that it has not been organized for the specific purpose of investing in the Exchange Shares and is not acquiring the Exchanged Shares as the result of any “general solicitation” or “general advertising” as those terms are used in Regulation D under the Securities Act.

(i) Without in any way limiting the representations set forth above, Shareholder further agrees that he, she or it may not make any disposition of all or any portion of the Exchanged Shares unless and until:

(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(ii) Shareholder shall have notified PubCo of the proposed disposition and shall have furnished PubCo with a detailed statement of the circumstances surrounding the proposed disposition, and Shareholder shall have furnished PubCo with an opinion of counsel, reasonably satisfactory to PubCo, that such disposition will not require registration of such shares under Securities the Act; or

(iii) such proposed disposition complies in all respects with Rule 144 or any successor rule or Regulation S providing a safe harbor for such dispositions without registration and Shareholder shall have furnished PubCo with an opinion of counsel, reasonably satisfactory to PubCo, that such disposition is in accordance with Rule 144 or Regulation S.

7

ARTICLE IV

Representations and warranties of PubCo

PubCo represents and warrants to Shareholder that the statements contained in this Article IV are true and correct as of the date hereof.

Section 4.01 Organization and Authority of PubCo. PubCo is a corporation duly organized, validly existing and in good standing under the Laws of the state of Delaware. PubCo has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby. The execution and delivery by PubCo of this Agreement, the performance by PubCo of its obligations hereunder and the consummation by PubCo of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of PubCo. This Agreement has been duly executed and delivered by PubCo, and (assuming due authorization, execution and delivery by Shareholder) this Agreement constitutes a legal, valid and binding obligation of PubCo enforceable against PubCo in accordance with its terms.

Section 4.02 No Conflicts; Consents. The execution, delivery and performance by PubCo of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of PubCo; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to PubCo; or (c) require the consent, notice or other action by any Person under any Contract to which PubCo is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to PubCo in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, except for such consents, approvals, Permits, Governmental Orders, declarations, filings or notices which, in the aggregate, would not have a material adverse effect on the ability of PubCo to consummate the transactions contemplated hereby on a timely basis.

Section 4.03 Issuance of Exchanged Common Shares. The Exchanged Common Shares are duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Encumbrances other than restrictions on transfer provided for in this Agreement.

Section 4.04 Capital Stock.

(a) The authorized capital stock of PubCo consists of 100,000,000 shares of PubCo Common Stock and 10,000,000 shares of PubCo Preferred Stock (the “Preferred Stock”). As of the close of business on December 29, 2025 (the “Measurement Date”), (i) 8,012,258 shares of PubCo Common Stock (excluding treasury shares) are issued and outstanding, all of which were validly issued, fully paid and nonassessable (which term means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) and are free of preemptive rights, (ii) 2,498,130 shares of Series B Preferred Stock are issued and outstanding which are convertible into 2,498,130 shares of PubCo Common Stock, (iii) 3,205,691 shares of PubCo Common Stock are reserved for issuance under stock options or other incentive rights granted by PubCo, (iv) 8,548,063 shares of PubCo Common Stock are reserved for issuance under warrants issued by the PubC, and (v) 2,700 shares of Series C Preferred Stock are issued and outstanding. Except as listed above, PubCo does not have any outstanding warrants, bonds, debentures, notes or other obligations (or those that are convertible into, or exchangeable or exercisable for, PubCo Common Stock).

8

(b) The issued and outstanding capital stock of Liora consists of 1,000 Ordinary Shares, aggregate nominal value 10GBP per share, all of which are owned of record and beneficially by PubCo free and clear of any Encumbrances.

(c) There are no outstanding (A) shares of capital stock or other voting securities or equity interests of PubCo or any of its Subsidiaries (which for all purposes herein shall include Liora), (B) securities of PubCo or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock of PubCo or any of its Subsidiaries or other voting securities or equity interests of PubCo or any of its Subsidiaries, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of PubCo or any of its Subsidiaries or other equity equivalent or equity-based awards or rights, (D) subscriptions, options, warrants, calls, commitments, Contracts or other rights to acquire from PubCo or any of its Subsidiaries, or obligations of PubCo or any of its Subsidiaries to issue, any shares of capital stock of PubCo or any of its Subsidiaries, voting securities, equity interests or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or equity interests of PubCo or any of its Subsidiaries or rights or interests described in the preceding clause (C), or (E) obligations of PubCo or any of its Subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. There are no stockholder agreements, voting trusts or other agreements or understandings to which PubCo or any of its Subsidiaries is a party or of which PubCo has knowledge with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other voting securities or equity interests of PubCo or any of its Subsidiaries. The execution and performance of this Agreement and the Share Exchange contemplated herein, the issuance of the Exchanged Shares will not violate or conflict with the terms and conditions of any warrants issued by the PubCo and will not trigger any changes, amendments, or adjustments, including without limitation, any price adjustment, reset, anti-dilution or similar adjustment.

Section 4.06 SEC Reporting.

(a) PubCo has filed with or furnished to the SEC on a timely basis true and complete copies of all forms, reports, schedules, statements and other documents required to be filed with or furnished to the SEC by PubCo since January 1, 2023, including all SEC Filings (all such documents, together with all exhibits and schedules to the foregoing materials and all information incorporated therein by reference, the “PubCo SEC Documents”). As of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), the PubCo SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, including, in each case, the rules and regulations promulgated thereunder, and none of the PubCo SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

9

(b) The financial statements (including the related notes and schedules thereto) included (or incorporated by reference) in the PubCo SEC Documents (i) have been prepared in a manner consistent with the books and records of PubCo, (ii) have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), (iii) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (iv) fairly present in all material respects the consolidated financial position of PubCo and its consolidated subsidiaries as of the dates thereof and their respective consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments that were not, or are not expected to be, material in amount), all in accordance with GAAP and the applicable rules and regulations promulgated by the SEC. Since January 1, 2023, PubCo has not made any change in the accounting practices or policies applied in the preparation of its financial statements, except as required by GAAP, SEC rule or policy or applicable Law. The books and records of PubCo have been, and are being, maintained in all material respects in accordance with GAAP (to the extent applicable) and any other applicable legal and accounting requirements and reflect only actual transactions.

(c) PubCo maintains and since January 1, 2023, has maintained disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed and reasonably effective to ensure that all information (both financial and non-financial) relating to PubCo and its Subsidiaries required to be disclosed in PubCo’s periodic reports under the Exchange Act is made known to PubCo’s principal executive officer and its principal financial officer by others within PubCo or any of its Subsidiaries, and such disclosure controls and procedures are effective in timely alerting PubCo’s principal executive officer and its principal financial officer to such information required to be included in PubCo’s periodic reports required under the Exchange Act. PubCo maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) reasonably sufficient (i) to provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP consistently applied, (B) that transactions are executed only in accordance with the authorization of management, and (C) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of PubCo’s properties or assets that could have a material effect on the financial statements and (ii) such that all material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.

10

Section 4.07 Legal Proceedings. There is no Action pending or, to PubCo’s knowledge, threatened against or by PubCo or any Affiliate of PubCo, that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

ARTICLE V

Covenants

Section 5.01 Public Announcements. Unless otherwise required by applicable Law or stock exchange requirements (based upon the reasonable advice of counsel), no party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), and the parties shall cooperate as to the timing and contents of any such announcement.

Section 5.02 Further Assurances. Following the Closing, each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

ARTICLE VI

Indemnification

Section 6.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties of the parties contained herein shall survive the Closing and shall remain in full force and effect. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 6.02 Indemnification By Shareholder. Subject to the other terms and conditions of this ARTICLE VI, from and after Closing, Shareholder shall indemnify and defend each of PubCo and its Affiliates and their respective Representatives (collectively, the “PubCo Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the PubCo Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of Shareholder contained in ARTICLE III of this Agreement or in any certificate or instrument delivered by or on behalf of Shareholder pursuant to this Agreement; or

11

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Shareholder pursuant to this Agreement

Section 6.03 Indemnification By PubCo. Subject to the other terms and conditions of this ARTICLE VIII, from and after Closing, PubCo shall indemnify and defend the Shareholder (including the Company if before the Closing) and their respective Affiliates and their respective Representatives (collectively, the “Shareholder Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Shareholder Indemnitees based upon, arising out of, with respect to or by reason of:

(a) any inaccuracy in or breach of any of the representations or warranties of PubCo contained in ARTICLE IV of this Agreement or in any certificate or instrument delivered by or on behalf of PubCo pursuant to this Agreement; or

(b) any breach or non-fulfillment of any covenant, agreement or obligation to be performed by PubCo pursuant to this Agreement.

Section 6.04 Indemnification Procedures. The party making a claim under this ARTICLE VI is referred to as the “Indemnified Party”, and the party against whom such claims are asserted under this ARTICLE VI is referred to as the “Indemnifying Party”.

(a) Third-Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third-Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third-Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third-Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third-Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense. In the event that the Indemnifying Party assumes the defense of any Third-Party Claim, subject to Section 6.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third-Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third-Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third-Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third-Party Claim, the Indemnified Party may, subject to Section 6.05(b), pay, compromise, defend such Third-Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third-Party Claim. Shareholder and PubCo shall cooperate with each other in all reasonable respects in connection with the defense of any Third-Party Claim, including making available records relating to such Third-Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third-Party Claim.

12

(b) Settlement of Third-Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third-Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 6.05(b). If a firm offer is made to settle a Third-Party Claim without leading to Liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all Liabilities and obligations in connection with such Third-Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third-Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third-Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third-Party Claim, the Indemnifying Party may settle the Third-Party Claim upon the terms set forth in such firm offer to settle such Third-Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 6.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(c) Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third-Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to the Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

Section 6.05 Effect of Investigation. The representations, warranties and covenants of the Indemnifying Party, and the Indemnified Party’s right to indemnification with respect thereto, shall not be affected or deemed waived by reason of any investigation made by or on behalf of the Indemnified Party (including by any of its Representatives) or by reason of the fact that the Indemnified Party or any of its Representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

ARTICLE VII

Miscellaneous

Section 7.01 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

13

Section 7.02 Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 7.02):

If to Shareholder:	Orbit Capital Inc.
C/O Cayman International Corporate and Marine Services Ltd. P.O. Box 822, George Town, Grand Cayman KY1-1003, Cayman Islands Attention : Jason Butcher

If to PubCo:	433 Plaza Real, Suite 275 Boca Raton, FL 33432 E-mail: gpursglove@lixte.com Attention: Geordan Pursglove

with a copy to:	Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, NY 10036 E-mail: rcarmel@srfc.law Attention: Ross Carmel

Section 7.03 Interpretation. For purposes of this Agreement, unless otherwise expressly provided, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole; and (d) references herein: (i) to Articles and Sections, mean the Articles and Sections of this Agreement; (ii) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (iii) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

Section 7.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 7.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 7.06 Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 7.07 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

14

Section 7.08 No Third-Party Beneficiaries. Except as provided in ARTICLE VI, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 7.09 Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

Section 7.10 Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(b) ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF DELAWARE IN EACH CASE LOCATED IN COUNTY OF KENT, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

15

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10(c).

Section 7.11 Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 7.12 No Presumption Against Drafting Party. PubCo and Shareholder agree and acknowledge that this Agreement has been freely negotiated by both parties at arm’s length between Persons sophisticated and knowledgeable in the matters dealt with herein, and that each party has had an opportunity to consult with an attorney in reviewing and drafting this Agreement. PubCo and Shareholder further agree that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Agreement or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Agreement or any portion thereof.

Section 7.13 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[signature page follows]

16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their duly authorized officers or representatives.

PUBCO:

LIXTE BIOTECHNOLOGY HOLDINGS, INC

By:	/s/ Geordan Pursglove
Name:	Geordan Pursglove
Title:	CEO

SHAREHOLDER:

ORBIT CAPITAL INC.

By:	/s/ Jason Butcher
Name:	Jason Butcher
Title:	Director

17